UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2021

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Capital Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As described in the Current Report on Form 8-K filed by Eagle Bancorp, Inc. (“Eagle Bancorp” or the “Company”) with the Securities and Exchange Commission (“SEC”) on January 25, 2021, the Company entered into a settlement agreement (subject to approval by the Superior Court of the District of Columbia (the “Court”)) with respect to a previously disclosed shareholder demand letter, covering substantially the same subject matters as the disclosed civil securities class action litigation pending in the United States District Court for the Southern District of New York. The demand letter alleged, derivatively on behalf of the Company, that certain named individual directors and officers breached their fiduciary duties with respect to the matters referenced in the demand letter.

Pursuant to the executed stipulation of settlement of the demand litigation, the Company has agreed to implement certain corporate governance enhancements (many of which are already underway) and to invest an additional $2 million incremental spend above 2020 levels (over the course of three years) to enhance its corporate governance, and risk and compliance controls and infrastructure. The Company has made significant improvements to its corporate governance and internal controls, including those it described in its 2019 10-K, filed on March 2, 2020. As part of the resolution of the matters that were the subject of the demand letter, once court approval is granted, the Company will make a one-time payment to the shareholder’s counsel in the amount of $500,000 for attorneys’ fees and expenses (which one-time amount is expected to be recovered pursuant to the Company’s D&O insurance policy).

The stipulation of settlement further provides for releases by the demanding shareholder on behalf of all Eagle Bancorp shareholders of liability with respect to the subject matters described in the demand letter and any other potential future shareholder derivative claims against all current and former Company and EagleBank officers and directors, and a release by the Company of certain claims against all current and former officers and directors, subject to court approval. The stipulation of settlement does not include or constitute an admission, concession, or finding of any fault, liability, or wrongdoing by the Company, EagleBank or any defendant.

On August 26, 2021, the Court preliminarily approved the stipulation of settlement. Pursuant to the stipulation of settlement, the Company is making available the Notice of Pendency of Proposed Settlement of Shareholder Derivative Action (the “Notice”), which is attached hereto as Exhibit 99.1 and incorporated by reference herein. In accordance with the stipulation of settlement, a settlement hearing will be held on October 4, 2021, at 2:30 p.m. At the settlement hearing, the Court will, among other things, consider objections, if any, to the stipulation of settlement submitted in accordance with the Notice, and consider and determine whether the terms and conditions of the stipulation of settlement are fair, reasonable, and adequate, in the best interests of Eagle Bancorp and Current Eagle Bancorp Shareholders (as defined in the stipulation of settlement), and should be finally approved. There can be no assurance that the stipulation of settlement will be finally approved by the Court.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Notice of Pendency of Proposed Settlement of Shareholder Derivative Action
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: September 2, 2021	By:	/s/ Charles D. Levingston
Charles D. Levingston
Executive Vice President, Chief Financial Officer